EXHIBIT 23.2

COOPERS & LYBRAND

Coopers & Lybrand L.L.P.

370 17th Street, Suite 3300
Denver, Colorado 80202-5633
telephone 303/573-2800
facsimile 303/573-2902



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion of this registration statement on Form S-1 (File No. 333-12557) of our report dated April 24, 1997, on our audits of the consolidated financial statements of Meteor Industries, Inc. as of December 31, 1996 and 1995 and for the years then ended. We also consent to the reference to our firm under the caption "Experts."



/s/ Coopers & Lybrand L.L.P.
COOPERS & LYBRAND L.L.P.


Denver, Colorado

May 23, 1997